UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EDGAR Online, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 21, 2011

Dear Stockholder:

On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our 2011 Annual Meeting of Stockholders, which will be held on August 4, 2011, at 10:00 A.M. (local time) at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022.

At this year’s meeting, you will be asked: (i) to elect eight directors to serve on the Board of Directors of the Company until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal; (ii) to approve and ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

You will also find enclosed a proxy card appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy card as soon as possible so that your shares can be represented and voted in accordance with your instructions, even if you cannot attend the Annual Meeting in person.

Sincerely,

Robert J. Farrell

President and Chief Executive Officer

EDGAR® ONLINE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 4, 2011

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or the “Company”), will be held at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022, on August 4, 2011, at 10:00 A.M. (local time) for the following purposes:

(1) To elect eight members to the Company’s Board of Directors (the “Board of Directors”) to serve until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

(2) To ratify the appointment of BDO USA, LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2011; and

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed June 13, 2011, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting in the manner set forth in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

The Proxy Statement and the accompanying proxy card are being mailed beginning on or about June 24, 2011, to stockholders of record on June 13, 2011.

By Order of the Board of Directors

Robert J. Farrell
President and Chief Executive Officer

Rockville, Maryland

June 21, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

EDGAR ONLINE, INC.

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 4, 2011

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or “Board”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or “the Company,” “we,” “our” or “us”), for use at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 A.M. (local time) on August 4, 2011, at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022, and any adjournment or postponement thereof. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010, are being mailed on or about June 24, 2011 to stockholders as of June 13, 2011, the record date for the Annual Meeting (the “Record Date”), holding voting shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) , or shares of our outstanding Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Stock”) or Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Stock”), who are entitled to vote on an as-converted basis at the Annual Meeting and at any adjournments or postponements thereof on all matters.

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EDGAR Online for use at the Annual Meeting and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay the expenses of persons holding Common Stock on behalf of others for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

What voting rights do I have as a stockholder?

On each matter to be voted on, holders of common stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Stock and Series C Stock outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted basis each share held by them on the Record Date, subject to the provision set forth in the Certificate of Designation establishing the Series B Stock, that limits the number of shares of Common Stock into which the Series B Stock can be converted to the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 31,032,268 shares of Common Stock outstanding and entitled to vote, 120,000 shares of Series B Stock outstanding and entitled to vote and 87,016 shares of Series C Stock outstanding and entitled to vote. As of the Record Date, the Series B Stock and Series C Stock, including accrued dividends, were convertible into an aggregate of 12,675,364 and 6,390,327 shares, respectively, of Common Stock, but in accordance with the limitation on conversion, the Series B Stock was convertible into a maximum of 6,175,421 shares of Common Stock. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote (i) in person at the Annual Meeting or (ii) by completing and submitting your proxy card.

If you are a stockholder of record, the proxy holders will vote your Common Stock, Series B Stock or Series C Stock, as the case may be, based on your directions. If you sign and return your proxy card, but do not properly direct how your Common Stock, Series B Stock or Series C Stock, as the case may be, should be voted, the proxy holders will vote “FOR” both of the two proposals listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold Common Stock, Series B Stock or Series C Stock, as the case may be, through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. Your broker or nominee may provide separate voting instructions, if any, with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by (i) submitting another properly completed proxy card with a later date; (ii) sending a written notice to our Secretary prior to the commencement of the Annual Meeting; or (iii) attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify an EDGAR Online representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve the election of the eight directors?

The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, if any, will have no effect on the election of directors. “Broker non-votes” occur when brokers or nominees who hold shares notify us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter as to such shares.

What vote is required to approve the ratification of the auditors?

The affirmative vote of a majority of our outstanding shares of Common Stock, Series B Stock and Series C Stock on an as-converted basis, voting together as a single class, present in person or by proxy at the meeting is required to approve these proposals. Thus, stockholders who abstain from voting will in effect be voting against the proposal. Broker non-votes, if any, are not deemed to be “present” and thus have no effect on the outcomes of these votes.

How does the Board of Directors recommend I vote?

The Board recommends that stockholders vote “Yes” for all of the proposals to be voted on by stockholders at the Annual Meeting.

If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

If you do not provide your broker, bank or nominee with instructions on how to vote your “street name” shares, your broker, bank or nominee will not be permitted to vote them on the election of directors. You should therefore be sure to provide your broker with instructions on how to vote your shares. If you wish to vote your shares in person, you must bring to the meeting a letter from the broker, bank or nominee confirming your beneficial ownership of the shares to be voted.

What happens if I do not return a proxy card or otherwise provide proxy instructions?

The failure to return your proxy card or otherwise provide proxy instructions could be a factor in establishing a quorum for the Annual Meeting, which is required to transact business at the Meeting.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if stockholders holding at least a majority of the aggregate voting power of Common Stock (including shares of Series B Stock and Series C Stock on an as-converted basis) outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. With 43,598,016 votes outstanding as of the close of business on the Record Date (using the number of shares of common stock into which Series B Stock is convertible into in accordance with the limitation on conversion), the presence of stockholders representing at least 21,799,009 votes will be required to establish a quorum . Abstentions and broker non-votes will be counted towards the quorum requirement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 4, 2011

This proxy statement and our 2010 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.

STOCKHOLDER PROPOSALS

Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2012 Annual Meeting of Stockholders must be received by us at our corporate headquarters between May 6, 2012 and June 5, 2012 in order to be considered at that meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding Common Stock or (ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the Board of Directors. A copy of the full text of the By-law provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

In addition to our By-law provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2012 Annual Meeting of Stockholders must be received by our Secretary at our corporate headquarters no later than February 4, 2012 in order to be considered for inclusion in our proxy materials for that meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s By-laws provide that the initial number of directors constituting the Board of Directors shall be eight, or such other number as fixed by the Board of Directors from time to time. The Board of Directors reserves the right to increase or reduce the size of the Board of Directors as provided in the Company’s By-laws.

At the Annual Meeting, the stockholders will elect eight directors, of whom two (nominees John M. Connolly and Jeffrey Schwartz) will be elected by the holders of our Series B Stock, voting separately as a class and one (Barry Schwartz) will be elected by the holders of our Series C Stock, voting separately as a class. The nominees other than Messrs. Connolly, Schwartz and Schuler have been recommended by the Nominating Committee of the Board of Directors. All of the elected directors will serve a one-year term until the 2012 Annual Meeting of Stockholders or until a successor is elected or appointed and qualified or until such director’s earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted “FOR” the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, and except as described above with respect to the Series B Stock or Series C Stock, assuming the presence of a quorum, eight directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE

NOMINEES NAMED BELOW.

INFORMATION CONCERNING NOMINEES

Certain information about each of the eight nominees (including the two nominees to be elected by the holders of the Series B Stock and the one nominee to be elected by the holders of the Series C Stock) is set forth below. This information sets forth the experience, qualifications, attributes and skills that led the Nominating Committee to recommend these candidates for nomination, and the Board of Directors to conclude that these nominees should serve as members of our Board of Directors. Each nominee (except Harold D. Copperman) has served continuously with the Company since his first election as indicated below.

Name	Age	Position	Director Since
Robert J. Farrell	47	President, Chief Executive Officer and Director	2011
John M. Connolly	59	Chairman of the Board	2010
Mark Maged (1)	79	Lead Independent Director	1999
Alfred R. Berkeley (3)	65	Director	2010
Harold D. Copperman	64	Nominee for Director	N/A
Eric B. Herr (3)	63	Director	2011
Barry Schuler (1)(2)	57	Director	2010
Jeffrey Schwartz (1)(2)	46	Director	2010

(1)	Member of the Nominating Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

Robert J. Farrell has been a member of the Board of Directors since March 28, 2011 when he joined the Company as its President and Chief Executive Officer. Prior to joining the Company, since 2002, Mr. Farrell was Chairman and CEO of Metastorm, a global provider of Business Process Management software and solutions, which was acquired by Open Text (NASDAQ: OTEX) prior to his departure. From 2001 to 2002, Mr. Farrell was President of Americas for Mercator Software, a NASDAQ-listed provider of Enterprise Application Integration software. Prior to that, Mr. Farrell was Chief Operating Officer at LeadingSide, where he led day-to-day operations for the global provider of knowledge-driven information retrieval, and he also served as Executive Vice President of International Operations at Computer Horizons (NASDAQ: CHRZ), a worldwide provider of IT services and solutions to Fortune 1000 and government organizations. Earlier in his career, Mr. Farrell held positions at several large organizations including E. F. Hutton, American Express and Grumman Data Systems.

Mr. Farrell’s position at the Company led the Nominating Committee to recommend him for nomination as he is the sole member of management recommended to the Board.

John M. Connolly has been a member of the Board of Directors since January 2010, became Chairman in March 2011 and served as our Interim President and Chief Executive Officer from September 2011 through March 2011. He is currently serving as Interim President and Chief Executive Officer of The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support services and online career education services. He is also a Managing Director and Operating Partner of Bain Capital Ventures, the Boston-based venture capital affiliate of Bain Capital, a private investment firm. Prior to joining Bain Capital Ventures in 2009, Mr. Connolly was President, Chief Executive Officer, and Chairman of M|C Communications, a company that is the leading provider of continuing medical education in the United States. Prior to M|C, from 2004 through March 2007, Mr. Connolly was President and Chief Executive Officer of Institutional Shareholder Services (“ISS”), a subsidiary of RiskMetrics, which provides proxy voting, corporate governance, compliance, and risk management solutions. Mr. Connolly received his B.A. from St. Norbert College and also his Executive Education Degree from the Executive Education Program at INSEAD which is located in Fontainebleau, France.

Mr. Connolly’s significant managerial and corporate governance experience led the Nominating Committee to recommend him for nomination.

Mark Maged has been a member of the Board of Directors since March 1999, served as Chairman of the Board from July 2007 through March 2011 and most recently, on March 28, 2011, became our Lead Independent Director. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the U.S. and internationally. Earlier in his career he was Chief Executive of Schroders, Incorporated, the U.S. arm of the international merchant bank, Schroders Plc. and also a member of the Board and Group Management Committee of Schroders Plc. He has also served as Chairman of the Board of Trustees of the Graduate and Undergraduate Business Schools of New York University, the Board of Directors of the American Women’s Economic Development Corporation and the Visiting Committee of the Russian Research Center of Harvard University. Mr. Maged received a B.S.S. from the College of the City of New York and an M.A. and L.L.B. from Harvard University.

Mr. Maged’s intimate historical knowledge of the Company led the Nominating Committee to recommend him for nomination.

Alfred R. Berkeley, III has served as a member of our Board of Directors since 2010. He is currently the Chairman of Pipeline Financial Group, Inc., the parent of Pipeline Trading Systems, L.L.C., an equity trading brokerage service. Prior to that, he was Vice Chairman of The NASDAQ Stock Market, Inc. from July 2000 through July 2003 and President from 1996 until 2000. Mr. Berkeley was the Chairman of XBRL US, the non-profit organization established to set data standards for the modernization of the SEC’s EDGAR reporting system, until 2008 and is now on its Board of Directors. He is also currently a director of RealPage, Inc. (NASDAQ: RP), a leading provider of on demand (also referred to as Software-as-a-Service or SaaS) products and services to apartment communities and single family rentals across the United States. He is also currently a director of ACI Worldwide, Inc. (NASDAQ: ACIW), a payment services software company, a position he has held since 2008. In addition, Mr. Berkeley is a director of Fortegra Financial Corporation, an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States. Mr. Berkeley is also the Vice Chairman of the President’s National Infrastructure Advisory Council and from 2003 to 2009, served as Vice Chairman of the Nomination Evaluation Committee for the National Medal of Technology and Innovation which makes candidate recommendations to the Secretary of Commerce. Mr. Berkeley also has served as a director of Webex Communications, Inc., which was acquired by Cisco Systems, Inc. (NASDAQ: CSCO) in May 2007; as a director of Kintera, Inc. until May 2008, when it was acquired by Blackbaud, Inc. (NASDAQ: BLKB); and as a director of the National Research Exchange, Inc., a registered broker dealer, until it ceased operations in December 2007. Mr. Berkeley received a B.A. from the University of Virginia and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Berkeley’s extensive experience in securities regulation, reporting standards and expertise in XBRL led the Nominating Committee to recommend him for nomination.

Harold D. Copperman is currently the President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services, a position he held since March 2002. He is also the lead director of ID Systems Inc. (NASDAQ: IDSY), a publicly traded company that is the leading provider of advanced wireless technology solutions for asset management; and a director of Meru Networks, Inc. (NASDAQ: MERU), a publicly traded company that engages in the development and marketing of a virtualized wireless LAN solution. From 2001 to 2011, Mr. Copperman served as a director of Metastorm Inc., a privately held global provider of enterprise architecture modeling, business process analysis and business process management software. He also previously served as a director of Avocent Corporation (NASDAQ: AVCT), a publicly traded company that delivers IT operations management solutions, from 2002 until December 2009, and as a director of AXS-One Inc. (AMEX: AXO), a publicly traded company that provides high performance records compliance management solutions, from 2006 until 2009. From 2001 until 2008, Mr. Copperman also served as a director of Epicor Software Corporation (NASDAQ: EPIC), a publicly held company that designs, develops, markets and supports enterprise application software solutions. Mr. Copperman has also served as the Senior Vice President and Group Executive at Digital Equipment Corp.; President and Chief Executive Officer of JWP Information Services; President and Chief Operating Officer of Commodore Business Machines, Inc.; and Vice President and General Manager for Apple Computer, Inc.’s Eastern Operations. He also spent 20 years at IBM Corporation, where he held a variety of sales, marketing and executive positions. Mr. Copperman received a Bachelor of Science in Mechanical Engineering from Rutgers University and served as a Captain in the U.S. Army.

Mr. Copperman’s extensive experience in technology, software, and development solutions led the Nominating Committee to recommend him for nomination.

Eric B. Herr was appointed to our Board of Directors in May 2011. He is also currently Chairman of the Board of Directors of WNS (Holdings) Limited, a global business process outsourcing company. Mr. Herr also currently serves on the board of directors of Regulatory Data Corporation (since 2009) and New Hampshire Charitable Foundation (since 2010). He was a director of Taleo Corporation and Starcite Private Limited until 2010 and of Workscape from 2005 to 2008. From 1992 to 1997, Mr. Herr served first as Chief Financial Officer and then President and Chief Operating Officer of Autodesk, Inc. Mr. Herr received a Master of Arts degree in Economics from Indiana University and a Bachelor of Arts degree in Economics from Kenyon College.

Mr. Herr’s corporate directorship experience as well as his impressive financial background led the Nominating Committee to recommend him for nomination.

Barry Schuler has been a member of the Board of Directors since November 2010. He is currently a Managing Director of DFJ Growth Fund (which he co-founded in 2006) and Chairman/Founder of Raydiance, Inc. a leading developer of ultrafast laser technology. He was formerly Chairman and CEO of America Online Inc. and served in a variety of senior executive positions between 1995 and 2003. Mr. Schuler currently serves on the boards of Synthetic Genomics, Good Technology, Raydiance, Inc., Hands on Mobile and UUSee. He is also Chairman of New Tech Network, the nation’s most replicated public high school transformation model, a unit of KnowledgeWorks Foundation, where he also serves as a director. Mr. Schuler graduated with a B.A. from Rutgers University.

Mr. Schuler’s notable experience in technology and leading transformative companies led the Nominating Committee to recommend him for nomination.

Jeffrey Schwartz has been a member of the Board of Directors since January 2010. Mr. Schwartz is a Founding Partner and Managing Director of Bain Capital Ventures, the Boston-based venture capital affiliate of Bain Capital, a private investment firm. Mr. Schwartz’s current and past portfolio company Board responsibilities include Appriss, Gamelogic, Nomis Solutions, Profitlogic (sold to Oracle Corporation (NASDAQ: ORCL)), Regulatory Data Corporation, Soleil Securities, Taleo (NASDAQ; TLEO), Thor Technologies (sold to Oracle Corporation (NASDAQ: ORCL)), LogicSource, and The Receivables Exchange. Prior to joining Bain Capital at the beginning of 2000, Mr. Schwartz was a portfolio manager at Wellington Management Company where he managed public equity funds. He also served in the Equity Capital Markets Group of Merrill Lynch. Mr. Schwartz serves on the Board of Noble and Greenough School and MetroLacrosse. He received a bachelor’s degree in economics from Dartmouth College and a M.B.A. from Harvard Business School.

Mr. Schwartz’s significant investment and corporate governance experience led the Nominating Committee to recommend him for nomination.

William J. O’Neill is a current member of the Board of Directors not nominated for re-election.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 14 meetings and took three actions by written consent during 2010. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2010. Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board of Director meetings and meetings of committees on which such director is a member. Each director attended last year’s annual meeting of stockholders, and members of the Board of Directors are encouraged to attend the annual meeting each year. Our Board of Directors has concluded that a majority of our Board of Directors, specifically all of the directors except for Mr. Farrell, qualify as “independent” within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). In reaching its conclusions regarding Messrs. Connolly and Schwartz and Mr. Schuler, the Board did consider the fact that they were appointed in accordance with the rights of the holders of our Series B Stock (currently Bain Capital Ventures) to cause two directors to be elected to the Board of Directors and the rights of the holders of our Series C Stock (currently Draper Fisher Jurvetson) to cause one director to be elected to the Board of Directors, respectively. Messrs. Schwartz and Connolly are principals of Bain Capital Ventures and Mr. Schuler is the manager of The Meteor Group, LLC as discussed below. Individuals may communicate directly with members of the Board of Directors or members of the Board of Directors’ standing committees by writing to the following address: EDGAR Online, Inc., 11200 Rockville Pike, Rockville, MD 20852, Attention: Corporate Secretary.

The Corporate Secretary will summarize all correspondence received and periodically forward summaries to the Board of Directors. Members of the Board of Directors may, at any time, request copies of any such correspondence. Communications may be addressed to the attention of the Board of Directors, a standing committee of the Board of Directors, or any individual member of the Board of Directors or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Audit Committee

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including selecting the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the accountants, the performance of the independent registered public accounting firm and the Company’s accounting practices. The members of the Audit Committee currently are Messrs. Berkeley, Herr and O’Neill, each of whom is a non-employee director and, as required by Nasdaq, qualifies as “independent.” The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with U.S. Securities and Exchange Commission (“SEC”) rules, including that the person meets the relevant definition of an “independent director.”

Eric Herr, the Chairman of the Audit Committee, is the independent director who has been determined by our Board of Directors to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Herr’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Herr any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. The Board of Directors has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee held six meetings during 2010. On June 12, 2000, the Board of Directors adopted a charter for the Audit Committee. Subsequently, on March 23, 2004, the Board of Directors adopted an Amended and Restated Audit Committee Charter, a copy of which is available on our website at www.edgar-online.com.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge our Board’s responsibilities relating to compensation and benefits of our officers and directors. The Compensation Committee reviews and approves the compensation and benefits of the Company’s key executive officers, administers the Company’s employee benefit plans and makes recommendations to the Board of Directors regarding such matters. The current members of the Compensation Committee are Messrs. O’Neill, Schuler, and Schwartz, each of whom is independent within the meaning of the director independence standards of Nasdaq. Mr. O’Neill serves as the Chairman of the Compensation Committee. The Compensation Committee held six meetings and took one action by written consent during 2010.

The functions of our Compensation Committee include:

•	Designing and implementing competitive compensation policies to attract and retain key personnel;

•	Reviewing and formulating policy and determining or making recommendations to our Board of Directors regarding compensation of our executive officers;

•	Administering our equity incentive plans and granting or recommending grants of equity awards to our executive officers and directors under these plans; and

•	Reviewing and establishing Company policies in the area of management perquisites.

Our Chief Executive Officer does not participate in the determination of his own compensation. However, he makes recommendations to, and participates in deliberations with our Compensation Committee regarding the amount and composition of the compensation of our other officers. The Compensation Committee operates under a formal Compensation Committee Charter, which is available on our website at www.edgar-online.com, and contains a detailed description of such Committee’s duties and responsibilities.

Nominating Committee

The Nominating Committee reviews and assesses the composition of the Board of Directors, assists in identifying potential new candidates for director and nominates candidates for election to the Board of Directors. The Nominating Committee currently consists of Messrs. Maged, Schuler and Schwartz, each of whom is independent within the meaning of the director independence standards of Nasdaq. The Nominating Committee held one meeting during 2010.

The Nominating Committee operates under a formal Nominating Committee Charter, which is available on our website at www.edgar-online.com, and contains a detailed description of such Committee’s duties and responsibilities. As more fully described in its charter, the functions of the Nominating Committee include identifying individuals qualified to become directors and making recommendations to the Board of Directors for the selection of such candidates for directorship, with the goal of assembling a Board of Directors that brings the Company a variety of perspectives and skills derived from business and professional experience.

Candidates for Nomination

Candidates for nomination as director come to the attention of our Nominating Committee from time to time through incumbent directors, management, stockholders or third parties. The holders of our Series B Stock are entitled to elect two directors to the Board, and in connection with this right have caused the nominations of, and intend to elect, Messrs. Connolly and Schwartz. The holders of our Series C Stock are entitled to elect one director to the Board, and in connection with this right have caused the nomination of, and intend to elect, Mr. Schuler. These candidates may be considered at meetings of our Nominating Committee at any point during the year. Such candidates are evaluated against the criteria set forth below. If our Nominating Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate director candidates recommended by stockholders in light of the Committee’s criteria for the selection of new directors. Such criteria include:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, background and business experience;

•

the skills, background, reputation, and business experience of nominees compared, in a manner designed to enhance the diversity of the Board (though not by associate diversity with any particular qualities or attributes), to the skills, background, reputation, and business experience already possessed by other Board members;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Any stockholder recommendation of a director candidate should include the name and address of the stockholder and the person nominated; a representation that the stockholder (1) is a holder of record of our Common Stock on the date of such notice, and (2) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the stockholder is making the nomination or nominations; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our Board; and the consent of each nominee to serve as a director, if elected.

All director nominees must also complete a customary form of directors’ questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating Committee. Any stockholder recommendation of a director candidate should be sent to EDGAR Online, Inc., 11200 Rockville Pike, Rockville, MD 20852, Attention: Corporate Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Nominating Committee. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee has the power and authority to engage the independent registered public accountants, review the preparations for and the scope of the audit of the Company’s annual financial statements, review drafts of the statements and monitor the functioning of the Company’s accounting and internal control systems through discussions with representatives of management, the independent registered public accountants and the accounting staff.

On March 9, 2011, the Audit Committee met to review the Company’s audited financial statements for 2010 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee met with management to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 31, 2010. The Audit Committee also met with BDO USA, LLP (“BDO USA”), the Company’s independent registered public accounting firm, to discuss the financial statements.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO USA all matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 14, 2011.

The Audit Committee plans to meet with BDO USA during the current fiscal year to review the scope of the 2011 audit and other matters.

Submitted by the Audit Committee:

Eric B. Herr, Chairman

Alfred R. Berkeley

William J. O’Neill, Jr.

CORPORATE GOVERNANCE AND RISK RELATED MATTERS

Leadership Structure of our Board of Directors

The Board of Directors may determine from time to time what leadership structure it believes is most beneficial to the Company. Currently, our Board of Directors has a Chairman of the Board, John M. Connolly, and an Independent Lead Director, Mark Maged, each of whom is independent of management. Mr. Connolly’s primary role as Chairman is to interface on a frequent basis with management and enhance the ability of the Board of Directors to provide active oversight of the Company’s operations. Mr. Maged’s primary role as Independent Lead Director is to provide effective leadership for our independent directors and to ensure independent oversight of the Company’s management.

In addition, the Board of Directors receives strong leadership from all of its independent members. The independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee, Compensation Committee and Nominating Committee. The Board believes that this open structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the independent directors of our operations and strategic initiatives, including the risks that may be attendant thereto. Our Board meetings generally include time for discussion of items not on the formal agenda.

Risk Oversight by our Board of Directors

The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks. Our Board of Directors also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.

In particular, our Audit Committee takes an active role in these matters, discussing with management and the Company’s independent auditor, as need be, items relating to risk assessment and risk management policies, including the Company’s major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures. As appropriate, the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

The Company also believes that its risk management capabilities are enhanced by the ability of individuals to communicate directly with members of the Board of Directors or members of the Board of Directors’ standing committees, as discussed above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are identified below. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors.

Name	Age	Position
Robert J. Farrell	47	President and Chief Executive Officer
David J. Price	48	Chief Financial Officer and Chief Operating Officer
Stefan A. Chopin	52	Chief Technology Officer

Robert J. Farrell: Please see Mr. Farrell’s full biography under Proposal One, Information Concerning Nominees.

David J. Price joined us as Chief Financial Officer on July 6, 2010 and became Chief Operating Officer on May 13, 2011. Prior to joining the Company, Mr. Price was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary of Cornerstone Therapeutics, Inc. (Nasdaq: CRTX), a pharmaceutical company that specializes in the respiratory market. From April 2006 to September 2008, Mr. Price served as a Managing Director for Jefferies & Company, Inc, an investment banking firm, in the Specialty Pharmaceutical and Pharmaceutical Services investment banking practice. From September 2000 to March 2006, Mr. Price served as a Managing Director for Bear, Stearns & Co. Inc., an investment banking firm, in London and in New York. Prior to that, he worked in the auditing capacity at several prominent international accounting firms. Mr. Price holds a Bachelors of Science Honors Degree in Accounting and Financial Management from Lancaster University in the United Kingdom. He is also a member of the Institute of Chartered Accountants in England and Wales.

Stefan A. Chopin was a member of the Board of Directors from 1996 until February 2004, when he was appointed Chief Technology Officer. Mr. Chopin was previously the President of Pequot Group Inc., a technology development company for the financial services industry. From October 1998 to November 2001, Mr. Chopin was the Senior Vice President of Technology for iXL Enterprises, Inc., an e-business solutions provider.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for all services rendered to us in all capacities during fiscal years 2008, 2009 and 2010 by our principal executive officer, principal financial officer and our two other executive officers (collectively, the “Named Executive Officers”). Mr. Moyer resigned from the Company effective September 30, 2010. Mr. Connolly commenced his interim service as of that date.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
John M. Connolly	2010	$—	$—		$661,981	$—	$—		$661,981
Interim President and Chief Executive Officer

David J. Price	2010	$122,275	$36,667	(4)	$958,500	$—	$47,546	(5)	$1,164,988
Chief Financial Officer (3)

Diana Bourke	2010	$185,577	$—		$—	$623,200	$5,567	(7)	$814,344
Chief Operations Officer (6)

Stefan Chopin	2008	$292,000	$25,000	(8)	$25,920	$36,300	$24,900	(9)	$404,120
Chief Technology Officer	2009	$277,400	$23,500	(10)	$30,300	$19,600	$11,190	(9)	$361,990
	2010	$262,800	$50,000	(11)	$—	$—	$5,379	(7)	$318,179

Philip D. Moyer	2008	$335,000	$50,000	(8)	$—	$220,500	$53,716	(12)	$659,216
President and Chief Executive Officer	2009	$297,180	$79,500	(10)	$101,000	$67,000	$49,490	(12)	$594,170
	2010	$205,957	$110,000	(11)	$—	$—	$151,398	(12)	$467,355

(1)	The amounts shown represent the grant date fair value of the restricted shares (and in the case of Mr. Moyer, shares issued in 2009 without restriction) awarded during the calendar year. See “Note 2(i), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2010 for the assumptions used in such calculations.
(2)	The amounts shown represent the grant date fair value of the options awarded during the calendar year. See “Note 2(i), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2010 for the assumptions used in such calculations.
(3)	Mr. Price joined the Company on July 6, 2010.
(4)	The amount shown represents amounts paid in 2010 related to a signing bonus given to the Named Executive Officer pursuant to his employment agreement.
(5)	The amount shown represents amounts paid in 2010 related to relocation expense reimbursement granted to the Named Executive Officer pursuant to his employment agreement.
(6)	Ms. Bourke joined the Company on March 24, 2010.
(7)	The amounts shown represent, for the Named Executive Officers, matching contributions made by the Company to each of the Named Executive Officers pursuant to the Company’s 401(k) Savings Plan. The amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer.
(8)	The amounts shown represent amounts paid in 2008 related to bonuses accrued in 2007.
(9)	The amounts shown represent, for the Named Executive Officer: (i) a commutation allowance; and (ii) matching contributions made by the Company to the Named Executive Officer pursuant to the Company’s 401(k) Savings Plan. The amount attributable to each such perquisite or benefit for the Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the Named Executive Officer.
(10)	The amounts shown represent amounts paid in 2009 related to bonuses accrued in 2008.

(11)	The amounts shown represent amounts paid in 2010 related to bonuses accrued in 2009. In 2011, certain of the Named Executive Officers received bonuses accrued in 2010. Mr. Price, Ms. Bourke and Mr. Chopin received $100,000, $65,000 and $25,000, respectively.
(12)	The amounts shown represent, for the Named Executive Officer: (i) matching contributions made by the Company to the Named Executive Officer pursuant to the Company’s 401(k) Savings Plan of $6,900, $2,407 and $4,119 for 2008, 2009 and 2010, respectively; (ii) rent expense relating to a Company provided apartment in New York City of $46,816, $47,083 and $32,210 for 2008, 2009 and 2010, respectively, and (iii) $115,069 in 2010 related to income taxes paid by the Named Executive Officer with respect to income recognized by him in connection with the provision of a corporate apartment for the years 2007 through 2009, in accordance with the Company’s determination that such amounts are appropriately characterized as a perquisite and thus shown as compensation under “All Other Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2010.

	Option Awards		Option Exercise Price ($)	Option Expiration Date	Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)			Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (2)
John M. Connolly	—	—	—	—	558,541	(3)	$670,249

David J. Price	—	—	—	—	675,000	(4)	$810,000

Stefan Chopin	33,333	—	$1.72	2/18/14	—		—
	2,500	—	$0.95	6/17/14	—		—
	33,333	—	$1.32	1/31/15	—		—
	75,000	—	$1.92	1/11/16	—		—
	75,000	—	$3.01	2/8/16	—		—
	20,000	10,000	$1.76	6/23/18	—		—
	8,334	16,666	$1.01	2/2/19	—		—
	1,667	3,333	$0.86	3/16/19	—		—

Diana Bourke	—	260,000	$2.00	5/4/20	—		—
	—	300,000	$1.11	11/18/20	—		—

Philip D. Moyer	33,333	—	$2.88	1/16/18	—		—
	66,667	—	$1.76	6/23/18	—		—
	33,334	—	$1.01	2/2/19	—		—

(1)	All options vest at a rate of 33 1/3% per year over the first three years of the ten-year option term.
(2)	Amount calculated based on $1.20, the closing price of our Common Stock on December 31, 2010.
(3)	Restricted shares vest at a rate of 16 2/3% per month over the first six months after the date of grant.
(4)	Restricted shares vest at a rate of 33 1/3% per year over the first three years after the date of grant.

Option Exercises and Stock Vested

The following table shows information for 2010 regarding the exercise of stock options and vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
John M. Connolly	—	—	—	—
David J. Price	—	—	—	—
Stefan Chopin	—	—	4,500	$5,625
Diana Bourke	—	—	—	—
Philip D. Moyer	—	—	33,334	$61,050

(1)	Amount represents the market price of our Common Stock on the day of vesting.

Potential Payments upon Termination or Change of Control

The following is a summary of the terms of each of our Named Executive Officer’s employment agreements. The tables below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of such executive’s employment on December 31, 2010. The amount of compensation payable to each Named Executive Officer upon termination for “cause,” termination in the event of death or disability, involuntary not-for-cause termination, termination for “good reason,” and termination following a “change of control” is shown below.

Robert J. Farrell

On March 1, 2011 we entered into an Employment Agreement with Robert J. Farrell to serve as our President and Chief Executive Officer and as a member of our Board of Directors. On March 28, 2011, the day Mr. Farrell commenced his service with the Company, we entered into a Restricted Stock Grant Agreement with him pursuant to which he received 3,448,310 restricted shares of the Company’s common stock as an inducement grant under the NASDAQ rules and not under the Company’s 2005 Stock Award and Incentive Plan, as amended. The restricted shares vest in equal installments on the first three anniversaries of such date.

Mr. Farrell’s Employment Agreement provides that if the Company terminates him for cause he will only be entitled to his earned but unpaid accrued salary and benefits. “Cause” under Mr. Farrell’s Employment Agreement means: (a) Mr. Farrell’s willful and continued failure to substantially perform his duties as specified by the Board (other than any such failure resulting from his disability) that has not been cured within 30 days after a written demand for substantial performance is delivered to Mr. Farrell by the Board, which demand specifically identifies the manner in which the Board believes that Mr. Farrell has not substantially performed his duties; (b) the conviction of, or plea of guilty or nolo contendere, to a felony or other crime involving moral turpitude; (c) Mr. Farrell willfully engages in conduct that is materially injurious to the Company; (d) the Board determines that Mr. Farrell has engaged in any conduct constituting fraud, embezzlement, or misappropriation of funds; (e) Mr. Farrell violates any reasonable rules, regulations, or policies of the Company that has a material adverse effect on the Company; or (f) Mr. Farrell breaches any restrictive covenants set forth in Sections 6 and 7 of the Employment Agreement.

Mr. Farrell’s compensation pursuant to the Employment Agreement includes an annual base salary of at least $325,000 and an annual bonus opportunity up to $325,000 based on annual performance objectives based on the financial performance of the Company. Mr. Farrell also received 3,448,310 restricted shares pursuant to the Restricted Stock Grant Agreement referenced above. Mr. Farrell will be eligible to receive three future grants of 229,887 restricted shares of the Company’s common stock within 90 days after December 31st of 2011, 2012 and 2013 (each, an “SOP Grant”) based on overall corporate performance and individual performance, and in accordance with the terms of the Company’s 2005 Stock Award and Incentive Plan, as amended.

Mr. Farrell’s employment continues until terminated and contains customary termination provisions for disability, death and cause as described above. In addition, the Company may terminate Mr. Farrell’s employment without Cause and Mr. Farrell may resign his employment for Good Reason. In the case of a termination without Cause or a resignation for Good Reason, Mr. Farrell will be entitled to receive severance pay consisting of (i) six (6) months of his base salary in effect immediately prior to such termination if such termination occurs before the third anniversary of the commencement date of employment; or (ii) twelve (12) months of his base salary in effect immediately prior to such termination if such termination occurs on or after the third anniversary of the commencement date of employment. He will also receive reimbursement for his COBRA payments for a certain time period following termination, and fifty percent (50%) of all unvested awards of restricted stock granted to Mr. Farrell by the Company that would have vested under their predefined schedule during the 12 months immediately following the date of termination of employment will immediately vest on such date of termination.

Mr. Farrell is entitled to terminate the Agreement for “good reason” in the event (i) he is assigned any duties or responsibilities inconsistent with the duties or responsibilities ordinarily incident to the office of a chief executive officer of a similarly situated company, (ii) he is required to report to a corporate officer or employee instead of reporting directly to the Board, (iii) he is not appointed or elected as a member of the Board or, following such election or appointment, he is no longer a member of the Board for any reason, (iv) either his annual base salary or annual bonus opportunity is reduced, or (v) the occurrence of any other action or inaction that constitutes a material breach by the Company of this Agreement without Mr. Farrell’s express written consent, unless such action is corrected by the Company within 30 days following written notification by Mr. Farrell to the Company of such occurrence.

In the event of a Change of Control of the Company, fifty percent (50%) of Mr. Farrell’s unvested shares of restricted stock granted to him by the Company shall immediately vest. In addition, Mr. Farrell shall also receive the SOP Grant due to him (if any) for the fiscal year in which the Change of Control occurs, and such grant shall consist of immediately vested shares upon issuance. If Mr. Farrell is terminated pursuant to a Change of Control or he resigns for Good Reason relating thereto, all unvested shares of restricted stock granted to him by the Company as of the date of Change of Control shall immediately vest. In addition, Mr. Farrell shall receive a payment consisting of (i) six (6) months of his base salary in effect immediately prior to such termination if such termination occurs before the third anniversary of the Commencement Date; or (ii) twelve (12) months of his base salary in effect immediately prior to such termination if such termination occurs on or after the third anniversary of the Commencement Date. Mr. Farrell will also receive reimbursement for his COBRA payments for a certain time period following termination.

For purposes of Mr. Farrell’s Agreement, “Change of Control” shall be deemed to occur if and when

(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the Exchange Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)	any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii)	individuals who, as of June 24, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 24, 2005 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)	all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

David J. Price

On June 25, 2010 we entered into an Employment Agreement with David Price to serve as our Chief Financial Officer. On July 6, 2010, the day Mr. Price commenced his service with the Company, we entered into a Restricted Stock Grant Agreement with him pursuant to which he received 675,000 restricted shares of the Company’s common stock as an inducement grant under the NASDAQ rules and not under the Company’s 2005 Stock Award and Incentive Plan, as amended. The restricted shares vest in equal installments on the first three anniversaries of such date.

Mr. Price’s Employment Agreement provides that if the Company terminates him for cause he will only be entitled to his earned but unpaid accrued salary and benefits. “Cause” under Mr. Price’s Employment Agreement, means: (a) the failure by Mr. Price to meet performance objectives or perform material responsibilities set for his position by the Board and CEO, except to the extent Mr. Price becomes totally medically disabled and cannot substantially perform the essential functions of his duties, with or without reasonable accommodation (b) Mr. Price fails or refuses to carry out the reasonable and lawful directions of the Board concerning duties or actions consistent with his position; (c) Mr. Price engages in any conduct constituting fraud, embezzlement, misappropriation of funds or breach of fiduciary duty; (d) Mr. Price engages in any conduct resulting in substantial loss to the Company or substantial damage to the Company’s reputation; (e) Mr. Price materially violates any reasonable rules, regulations, policies, directions or restrictions of the Company regarding employee conduct; or (f) Mr. Price is grossly negligent in the performance of his duties.

Mr. Price’s compensation pursuant to the Employment Agreement includes an annual base salary of at least $250,000, a $125,000 bonus opportunity based on his annual performance in the first year of his employment, a one-time $40,000 signing bonus payable across six (6) months, and reimbursement of up to $60,000 in relocation expenses. Mr. Price also received 675,000 restricted shares pursuant to the Restricted Stock Grant Agreement referenced above.

Mr. Price’s employment continues until terminated and contains customary termination provisions for disability, death and cause as described above. In addition, the Company may terminate Mr. Price’s employment without Cause and Mr. Price may resign his employment for Good Reason. In the case of a termination without Cause or a resignation for Good Reason, Mr. Price will be entitled to receive six (6) months base salary as severance pay, a prorated share of his bonus during such period and the continued vesting of all stock options and restricted stock awards that are not performance based according to their predefined schedule (in an amount equivalent to six (6) months of monthly vesting) over the six (6) month period following the date of such termination which will then remain exercisable for the remainder of the term of such stock option.

Mr. Price is entitled to terminate the Agreement for “good reason” in the event of the relocation of the Company’s place of business at which Mr. Price is principally located to a location that is greater than 90 miles commuting distance after Mr. Price establishes his relocation residency or there is a significant reduction in Mr. Price’s duties, responsibilities, or position.

In the event of a Change of Control of the Company, Mr. Price’s stock options and other stock awards immediately vest and remain exercisable for the remainder of the original term of each stock option. In addition, in the event of a Change of Control of the Company in connection with which Mr. Price’s employment is terminated without Cause or he resigns for Good Reason, Mr. Price shall receive six (6) months base salary.

For purposes of Mr. Price’s Agreement, “Change of Control” means: (a) the acquisition of 50% or more of the Company’s outstanding common stock or the Company’s voting securities; (b) the sale of all or substantially all of the assets of the Company, other than to a subsidiary of the Company, which is approved by the Company’s stockholders; or (c) the reorganization, merger or consolidation of the Company into another entity, which is approved by the Company’s stockholders.

The following chart details the severance benefits that would be received by Mr. Price according to his contract if the severance event occurred on December 31, 2010.

Executive Benefits and Payments (1)	Termination for “cause” on December 31, 2010	Death on December 31, 2010	Disability on December 31, 2010	Termination without “cause” or for “good reason” on December 31, 2010		“Change of Control” on December 31, 2010		Non-Renewal on December 31, 2010
Restricted Stock	—	—	—	$135,000	(2)	$675,000	(3)	—
Stock Options	—	—	—	—		—		—
Cash Severance	—	—	—	$187,500		$125,000		—

(1)	Assumes no additional payments of accrued salary or discretionary bonus due to payments made in full to Mr. Price prior to December 31, 2010, in accordance with normal payroll procedures.
(2)	Assumes continued vesting for six months of 112,500 shares of restricted stock grants at $1.20, the closing price of our Common Stock on December 31, 2010.
(3)	Assumes vesting of all unvested restricted stock grants at $1.20, the closing price of our Common Stock on December 31, 2010.

Stefan A. Chopin

On March 13, 2008, we entered into an employment agreement with Mr. Chopin. The Agreement provides that the Company will have cause to terminate Mr. Chopin if (a) he fails to substantially perform his job related duties, (b) he engages in criminal acts (e.g., embezzlement or fraud) or unprofessional conduct which is injurious to the Company, (c) he is convicted or pleads guilty to a felony or misdemeanor involving theft, larceny, or moral turpitude; or (d) he is grossly negligent in the performance of his duties. If Mr. Chopin is terminated for cause he will only be entitled to his earned but unpaid base salary, bonus and benefits up to his date of termination. On January 25, 2010, we amended Mr. Chopin’s agreement making him eligible to receive an additional $10,000 in bonus opportunity based on his 2009 annual performance in exchange for additional non-solicit and non-competition provisions.

Under the terms of Mr. Chopin’s Agreement, Mr. Chopin will receive a minimum annual salary of $250,000 and a discretionary annual bonus. In the event his employment is terminated without cause by the Company, he shall receive 12 months salary from the last date of employment. In the event of a “change of control” or if Mr. Chopin’s employment is terminated without cause by the Company, his stock options and other awards shall immediately vest and remain exercisable by him for the lesser of the original term of the stock option grant or award or five years. A “change of control” means: (a) the acquisition of fifty percent (50%) or more of the Company’s outstanding Common Stock or voting securities; (b) the sale of all or substantially all of the Company’s assets which is approved by the Company’s stockholders; or (c) the reorganization, merger or consolidation of the Company into another entity, approved by the Company’s stockholders. The Agreement also contains a standard confidentiality and twelve month non-solicitation and non-competition provisions which are further defined in the amendment dated January 25, 2010.

The following chart details the severance benefits that would be received by Mr. Chopin according to his contract if the severance event occurred on December 31, 2010.

Executive Benefits and Payments (1)	Termination for “cause” on December 31, 2010	Death on December 31, 2010	Disability on December 31, 2010	Termination without “cause” on December 31, 2010		“Change of Control” on December 31, 2010		Non-Renewal on December 31, 2010
Restricted Stock	—	—	—	—		—		—
Stock Options	—	—	—	$7,075	(2)	$7,075	(2)	—
Cash Severance	—	—	—	$292,000	(3)	—		—

(1)	Assumes no additional payments of accrued salary or discretionary bonus due to payments made in full to Mr. Chopin prior to December 31, 2010, in accordance with normal payroll procedures.
(2)	Assumes immediate vesting of all options as well as the exercise of options with an exercise price exceeding $1.20 per share, the closing price of our Common Stock on December 31, 2010.
(3)	Amount payable in pro-rata bi-monthly payments over 12 months following termination.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill-level required by the Company of members of the Board of Directors.

Cash Compensation Paid to Board Members

For 2010, members of the Board who are not employees of the Company received an annual cash retainer of $10,000. Directors also received $5,000 per year for serving on each of the Audit Committee and the Compensation Committee. The Chairman of the Audit Committee and the Chairman of the Compensation Committee also received additional compensation of $7,500 and $2,500, respectively. In addition, in 2010, the Chairman of the Board’s cash compensation was $50,000 per year and he also received 42,017 shares of restricted stock which vest in three equal installments over three years.

The Board recently amended its Board compensation package, with such changes to be implemented following the Annual Meeting. These changes consist of granting non-employee directors, upon their election to the Board, 75,000 stock options to purchase the Company’s common stock and 25,000 stock options annually. Other changes included increasing the annual cash retainer for directors who are not employees of the Company to $20,000; setting the Chairman of the Board’s additional retainer at $7,500 per annum; setting the Lead Independent Director’s additional retainer at $5,000 per annum; and setting the additional retainer for the Chairman of the Audit Committee and the Chairman of the Compensation Committee at $5,000 and $3,000, respectively, per annum.

Directors who are employees of the Company receive no compensation for their service as directors. Cash compensation is paid to members of the Board on a quarterly basis.

Stock Options

In 2010, directors were eligible to receive stock options every three years under the 2005 Plan, which replaced the 1996 Stock Option Plan (the “1996 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the 1999 Outside Directors’ Stock Option Plan (the “1999 Directors Plan”). Each new non-employee director had been granted, at the time of his or her appointment and on each third anniversary thereafter, a nonstatutory option to purchase 15,000 shares of Common Stock. The exercise price of each of these options is equal to the fair market value of Common Stock on the date of grant. These options vest equally over a three-year period. The table below summarizes the options and restricted stock granted to directors for the year ended December 31, 2010.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Number of Securities Underlying Restricted Stock Grants (#)	Exercise or Base Price of Awards (1)	Grant Date Fair Value
John M. Connolly	11/5/10	—	300,000	$1.25	$375,000	(2)
	11/18/10	—	258,541	$1.11	$286,981	(2)

Mark Maged	11/2/10	—	42,017	$1.19	$50,000	(3)

(1)	The amounts shown represent the closing market value of our Common Stock on the date of grant.
(2)	The amounts shown represent the total grant date fair value determined by the closing market value of our Common Stock on the date of grant of the restricted shares awarded to the Director. This expense is being recognized over a six-month vesting term. The restricted stock granted represents compensation for Mr. Connolly’s service to the Company as its Interim President and Chief Executive Officer.
(3)	The amounts shown represent the total grant date fair value determined by the closing market value of our Common Stock on the date of grant of the restricted shares awarded to the Director. This expense is being recognized over a three-year vesting term.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2010.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)		Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark Maged	$25,000	$50,000		—	—	—	—	$75,000
Alfred R. Berkeley, III	—	—		—	—	—	—	—
John M. Connolly	—	$661,981	(4)	—	—	—	—	$661,981
Elisabeth DeMarse	$21,667	—		—	—	—	—	$21,667
Richard L. Feinstein	$22,500	—		—	—	—	—	$22,500
Douglas K. Mellinger	$15,000	—		—	—	—	—	$15,000
William J. O’Neill, Jr.	$22,500	—		—	—	—	—	$22,500
Barry Schuler	—	—		—	—	—	—	—
Jeffrey Schwartz	—	—		—	—	—	—	—

(1)	Philip D. Moyer, who served until September 30, 2010 as the Company’s President and Chief Executive Officer and a member of the Board, is not included in this table as he received no compensation for his services as a director. The compensation he received is shown in the Summary Compensation Table.
(2)	The amounts shown represent the grant date fair value of the restricted shares awarded during the calendar year. See “Note 2(i), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2010 for the assumptions used in such calculations.
(3)	The amounts shown represent the grant date fair value of the options awarded during the calendar year. See “Note 2(i), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2010 for the assumptions used in such calculations.
(4)	Awards received as compensation for serving as our Interim President and Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 13, 2011 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of our Common Stock owned by them.

Name of Beneficial Owner	Number of Shares (1)	Percent of Shares Owned
Executive Officers and Directors:
Philip D. Moyer (2)	655,720	2.1%
John M. Connolly	558,541	1.8%
Robert J. Farrell (3)	—	*
David J. Price (4)	225,000	*
Stefan Chopin (5)	618,962	2.0%
Diana Bourke (6)	86,667	*
Alfred R. Berkeley	—	*
Elizabeth DeMarse (7)	60,000	*
Richard L. Feinstein (8)	78,440	*
Eric B. Herr	—	*
Mark Maged (9)	306,446	1.0%
Douglas K. Mellinger (10)	45,000	*
William J. O’Neill, Jr. (11)	58,440	*
Barry Schuler (12)	1,133,607	3.6%
Jeffrey Schwartz	—	*
All executive officers and directors as a group (15 persons)	3,826,823	11.7%

Other 5% Stockholders:
Dawson-Herman Capital Management (13)	2,132,403	6.9%
354 Pequot Avenue
Southport, CT 06890

Theodore L. Cross (14)	2,036,100	6.6%
c/o John W. Halloran
231 Mineola Blvd., Mineola, NY 11501

Timothy Draper (15)	5,684,331	15.9%
Draper Fisher Jurvetson
2822 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Bain Capital Venture Fund 2009, L.P. (16)	11,653,790	27.3%
116 West 23rd Street, Suite 500
New York, NY 10011

*	Less than 1%.

(1)	Shares of Common Stock underlying options currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 133,334 shares issuable upon exercise of options exercisable within 60 days.
(3)	Does not include 3,448,310 shares issuable upon restricted stock vesting after 60 days.
(4)	Includes 225,000 shares issuable upon restricted stock vesting within 60 days. Does not include 450,000 shares issuable upon restricted stock vesting after 60 days.
(5)	Includes shares owned jointly with Barbara Chopin, his wife, and 269,166 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes 86,667 shares issuable upon exercise of options exercisable within 60 days.
(7)	Includes 60,000 shares issuable upon exercise of options exercisable within 60 days.
(8)	Includes 78,440 shares issuable upon exercise of options exercisable within 60 days.
(9)	Includes 99,850 shares issuable upon exercise of options exercisable within 60 days.
(10)	Includes 45,000 shares issuable upon exercise of options exercisable within 60 days.
(11)	Includes 58,440 shares issuable upon exercise of options exercisable within 60 days.
(12)	Includes 247,480 shares of common stock and 886,127 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock owned by The Meteor Group, LLC, of which Mr. Schuler is the managing member.
(13)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 14, 2011.
(14)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 11, 2011.
(15)	Reflects amount derived from such person’s Schedule 13G, as filed with the SEC on February 22, 2011. Mr. Draper has shared voting and dispositive power over these shares by virtue of his role as a managing director of Draper Fisher Jurvetson Fund VIII, L.P. (“Fund VIII”), Draper Fisher Jurvetson Fund VIII Partners, L.P. (“Fund VIII Partners”) and DFJ Fund VIII, Ltd. (“Fund VIII, Ltd.”), and as managing member of Draper Fisher Jurvetson Partners VIII, L.L.C. (“Partners VIII, LLC”), and as the President and a minority shareholder of Draper Associates, Inc., which is the general partner of Draper Associates, L.P. (“Associates”). Fund VIII, Fund VIII Partners and Fund VIII, Ltd. have shared voting and dispositive power over a total of 5,116,275 shares of common stock beneficially owned by Fund VIII. Partners VIII, LLC is the beneficial owner of 113,496 shares of common stock. Associates is the beneficial owner of 454,560 shares of common stock. John H.N. Fisher and Steven T. Jurvetson also have shared voting and dispositive power over the shares beneficially owned by Fund VIII and Partners VIII, LLC by virtue of their roles as managing directors of Fund VIII, Fund VIII Partners and Fund VIII, Ltd. and as managing members of Partners VIII LLC.
(16)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 14, 2011. Bain Capital Venture Fund 2009, L.P. (“BCVF”) has sole voting and dispositive power over these shares. Bain Capital Venture Partners 2009, L.P. (“BVP”), is the sole general partner of BCVF, and Bain Capital Venture Investors, LLC (“BCVI”) is the sole general partner of BVP. BCVI is attorney-in-fact of Bain Capital Investors, LLC (“BCI”), which is the managing partner of each of BCIP Venture Associates (“BCIP”) and BCIP Venture Associates III-B (“BCIP-B”). BCIP and BCIP-B are the beneficial owners of 303,883 and 79,559 shares of common stock, respectively. These shares are not included in the number of shares beneficially owned by BCVF.

Equity Compensation Plans

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number Of Securities Remaining Available For Future Issuance
Equity compensation plans approved by stockholders	6,899,322	(1)	$1.10	4,691,553	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	6,899,322	(1)	$1.10	4,691,553	(2)

(1)	Includes 27,500 options issued and outstanding in the 1996 Plan with a weighted average exercise price of $1.10 per share, 813,666 options issued and outstanding under the 1999 Plan with a weighted average exercise price of $1.68 per share, 45,000 options issued and outstanding in the 1999 Directors Plan with a weighted average exercise price of $1.59 per share, 3,516,381 shares outstanding under the 2005 Plan with a weighted average exercise price of $1.75 per share, and 2,496,775 unvested shares of restricted stock with a weighted average exercise price of $0.00.
(2)	Includes Common Stock available for issuance under the 2005 Plan.

Related Persons Transactions Policy

The Board of Directors is charged with approving transactions involving our directors, executive officers or any nominees for director and any stockholder holding more than 5% of our Common Stock and their immediate family members. There were no such transactions during our last fiscal year. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to us or the related person;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction;

•	the extent of the related person’s interest in the transaction; and

•	whether there are alternative sources for the subject matter of the transaction.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

We have adopted a written Code of Ethics (the “Code of Ethics”) that applies to our Chief Executive Officer and senior financial officers and a written Code of Conduct (the “Code of Conduct”) that applies to all our directors, officers and employees.

A copy of the Code of Ethics and the Code of Conduct is available on our web site at www.edgar-online.com and print copies are available to any stockholder that requests a copy. Any amendment to the Code of Ethics or the Code of Conduct or any waiver of the Code of Ethics or the Code of Conduct will be disclosed on our web site promptly following the date of such amendment or waiver.

Stock Option Plan Information

We previously had three stock option plans: the 1996 Plan, the 1999 Plan, as amended, and the 1999 Directors Plan. The 1996 Plan provided for the granting of options to purchase up to an aggregate of 800,000 shares of our authorized but unissued Common Stock to our officers, directors, employees and consultants. The 1999 Plan provided for the granting of options to purchase up to an aggregate of 3,200,000 shares of our authorized but unissued Common Stock to our officers, directors, employees and consultants. The 1999 Directors Plan provided for the granting of options to purchase up to an aggregate of 100,000 shares of our authorized but unissued Common Stock to outside directors. We also assumed the FreeEDGAR Stock Option Plan (the “FreeEDGAR Plan”) related to our acquisition of FreeEDGAR in 1999.

In May 2005, we adopted the 2005 Plan. The 2005 Plan replaced the 1999 Plan, the FreeEDGAR Plan, the 1996 Plan and the 1999 Directors Plan, so that shares are available for future awards only under the 2005 Plan. The remaining available shares under the 1999 Plan, the FreeEDGAR Plan, the 1996 Plan and the Directors Plan were made available under the 2005 Plan. In addition, the 2005 Plan made 1,087,500 new shares of our Common Stock available for equity awards. At the Annual Meeting of Stockholders held on June 23, 2008, the 2005 Plan was amended to increase the number of shares available for grant by 1,000,000. On June 10, 2009, the 2005 Plan was further amended to increase the number of shares available for grant by 1,000,000 and also to make clear that, under such plan, the Company may not reprice stock options or stock appreciation rights without stockholder approval On November 18, 2010, our 2005 Plan was further amended to increase the number of shares available for grant by 5,955,109 and increase the limitation on the amount of awards that may be granted to any one participant in a given year from 300,000 to 1,000,000.

The 2005 Plan authorizes a broad range of awards, including stock options, stock appreciation rights, restricted stock grants, and deferred stock grants. Our executive officers and other employees and our subsidiaries, directors, and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted awards under the 2005 Plan.

The exercise price and term of options (including both incentive and non-qualified options) granted under the 2005 Plan are determined by the Compensation Committee, except that the exercise price of incentive stock options must be at least as equal to the fair market value of our Common Stock on the date of grant and the option term cannot exceed ten years. In addition, no incentive stock option may be granted to an individual who, at the time the option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our Common Stock, unless (1) such option has an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant of such option and (2) such option cannot be exercised more than five years after the date it is granted. The 2005 Plan also authorizes the Board of Directors to provide for option vesting to accelerate and become fully vested in the event of certain significant corporate transactions if the options are not assumed or substituted by a successor corporation.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any person or entity who own more than 10% of a registered class of our Common Stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding Common Stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors (except for Mr. Connelly and Mr. Schwartz who prepare their own filings) based on the information provided by them. Based solely on review of this information, we believe that, during 2010, no reporting person failed to file the forms required by Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed the firm of BDO USA to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of BDO USA. A representative of BDO USA is expected to be present at the Annual Meeting and will have an opportunity to make a statement at such time and respond to appropriate questions.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

FEES PAID TO BDO USA

During 2009 and 2010, we retained our principal accountants, BDO USA, in several capacities (in thousands):

	2009	2010
Audit Fees—Annual Audit and Quarterly Reviews	$194	$257
Audit-Related Fees	50	108
Tax Fees	50	55
All Other Fees	—	—

Total	$294	$420

Audit Fees. Audit fees represent amounts incurred in connection with the audit of our annual financial statements included in our Form 10-K and review of quarterly financial statements included in our Forms 10-Q.

Audit-Related Fees. Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal controls over financial reporting, including services in connection with the audit of our employee benefit plan, various consultations related to the acquisition of UBmatrix, and the proxy statement and Form 8K relating to the UBmatrix acquisition.

Tax Fees. Tax fees represent amounts incurred in connection with the preparation of our federal and state income tax returns, IRS section 382 analysis and other tax matters.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, a copy of which is available on our website at www.edgar-online.com.

All fees paid by us to our independent registered public accounting firm were approved by the Audit Committee in advance of the services being performed by such auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO USA TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this proxy statement. Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K (without exhibits) and additional copies of this proxy statement, each of which we have filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record copies of any exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission. All written requests should be sent to EDGAR Online, Inc., 11200 Rockville Pike, Rockville, MD 20852, Attention: Corporate Secretary.

By Order of the Board of Directors
Robert J. Farrell President and Chief Executive Officer

Dated: June 21, 2011

PROXY CARD FOR HOLDERS OF COMMON STOCK

EDGAR® ONLINE, INC.

PROXY

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned holder of shares of the common stock, par value $0.01 per share (the “Common Stock”), of EDGAR Online, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held on August 4, 2011 and the Proxy Statement relating thereto, and appoints Robert J. Farrell, President and Chief Executive Officer and David Price, Chief Financial Officer and Chief Operating Officer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022, on August 4, 2011 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for election by the holders of shares of the Common Stock as director and “FOR” Proposal 2. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

1.	To elect five directors to serve on the Board of Directors of the Company until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

Alfred R. Berkeley Harold D. Copperman Robert J. Farrell Eric B. Herr Mark Maged	☐ FOR all nominees listed at left (except as written below to the contrary)	☐ WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

Instructions: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2.	To approve and ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

In their discretion, the proxies are authorized to act upon all matters incident to the conduct of the Annual Meeting or any adjournments or postponements thereof and upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

            ______________________________________

Date:             , 2011

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

This proxy statement and our 2010 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.

PROXY CARD FOR HOLDERS OF SERIES B PREFERRED STOCK

EDGAR® ONLINE, INC.

PROXY

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned holder of shares of the Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of EDGAR Online, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held on August 4, 2011 and the Proxy Statement relating thereto, and appoints Robert J. Farrell, President and Chief Executive Officer, and David J. Price, Chief Financial Officer and Chief Operating Officer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Series B Preferred Stock that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022, on August 4, 2011 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. On all matters except for the election of two directors designated below as the “Series B Nominees,” as to which holders of the Series B Preferred Stock shall be the only stockholders entitled to vote, holders of the Series B Preferred Stock are entitled to vote together with the holders of the Company’s common stock, $0.01 par value, on an as-converted basis each share of Series B Preferred Stock held by them. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for election by the holders of shares of the Series B Preferred Stock as director and “FOR” Proposal 2. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

1.	To elect seven directors (of which two (2) are elected by the holders of the Series B Preferred Stock, voting separately as a class) to serve on the Board of Directors of the Company until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

Alfred R. Berkeley John M. Connolly * Harold D. Copperman Robert J. Farrell Eric B. Herr Mark Maged Jeffrey Schwartz *	☐ FOR all nominees listed at left (except as written below to the contrary)	☐ WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

*	Series B Nominee

Instructions: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2.	To approve and ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

In their discretion, the proxies are authorized to act upon all matters incident to the conduct of the Annual Meeting or any adjournments or postponements thereof and upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

    __________________________________________

Date:             , 2011

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

This proxy statement and our 2010 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.

PROXY CARD FOR HOLDERS OF SERIES C PREFERRED STOCK

EDGAR® ONLINE, INC.

PROXY

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned holder of shares of the Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of EDGAR Online, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held on August 4, 2011 and the Proxy Statement relating thereto, and appoints Robert J. Farrell, President and Chief Executive Officer, and David J. Price, Chief Financial Officer and Chief Operating Officer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Series C Preferred Stock that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The Benjamin Hotel, 125 East 50th Street, New York, NY 10022, on August 4, 2011 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. On all matters except for the election of one director designated below as the “Series C Nominee,” as to which holders of the Series C Preferred Stock shall be the only stockholders entitled to vote, holders of the Series C Preferred Stock are entitled to vote together with the holders of the Company’s common stock, $0.01 par value, on an as-converted basis each share of Series C Preferred Stock held by them. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for election by the holders of shares of the Series C Preferred Stock as director and “FOR” Proposal 2. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

1.	To elect six directors (of which one (1) is elected by the holders of the Series C Preferred Stock, voting separately as a class) to serve on the Board of Directors of the Company until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

Alfred R. Berkeley Harold D. Copperman Robert J. Farrell Eric B. Herr Mark Maged Barry Schuler *	☐ FOR all nominees listed at left (except as written below to the contrary)	☐ WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

*	Series C Nominee

Instructions: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2.	To approve and ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

In their discretion, the proxies are authorized to act upon all matters incident to the conduct of the Annual Meeting or any adjournments or postponements thereof and upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                                                              representing                                 shares of Common Stock

Date:             , 2011

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2011

This proxy statement and our 2010 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.